As filed with the Securities and Exchange Commission on May 9, 2000.
Registration No. _____

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                        U.S. GOLD CORPORATION

         (Exact name of registrant as specified in its charter)

        Colorado                                    84-0796160

(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

    2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545

         (Address of principal executive office) (Zip Code)

           Registrant's telephone number   (303) 238-1438

                          U.S. GOLD CORPORATION
           AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION
                          AND STOCK GRANT PLAN

                        (Full title of the Plan)

                  William W. Reid, President and
                 Chairman of the Board of Directors
                       U.S. GOLD CORPORATION
                    2201 Kipling Street, Suite 100
                     Lakewood, Colorado 80215-1545
                          (303) 238-1438

     (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE
===================================================================
Title of             Amount    Proposed Maxi-      Proposed Maxi-
Securities To        To Be      mum Offering        imum Aggregate
Be Registered      Registered   Price Per Share*   Offering
===================================================================
Common Shares        1,150,000    $0.25             $287,500
$0.10 par value
=======================================================
* Calculated under Rule 457(c) based on the average bid and asked price of shares of the Common Stock on the Over-The-Counter market on May 8, 2000.

                               PART II
            INFORMATION REQUIRED IN REGISTRATION STATEMENT

U.S. Gold Corporation (the "Company") hereby incorporates by reference the contents of its Registration Statement on Form S-8
(File No. 33-47460).

Opinions and Consents

5.1 Opinion of Law Office of Reed & Reed, P.C. as to the legality of the Company's common stock being registered.
23.1   Consent of Stark Tinter & Associates, LLC.
23.2   Consent of Law Office of Reed & Reed, P.C. (included in Item
         5.1 of above).
99.1   Amended and Restated Stock Option and Stock Grant Plan

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, U.S. Gold Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado on May 9, 2000.

                     U.S. GOLD CORPORATION

                     By: /s/ William W. Reid
                         William W. Reid
                         President, Chief Executive Officer
                         and Chairman of the Board of Directors

                     By: /s/ William F. Pass
                         William F. Pass
                         Vice President, Chief Financial Officer
                         and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 9, 2000                  By: /s/ David C. Reid
                                       David C. Reid
                                       Director and Vice President

Date: May 9, 2000                  By: /s/ John W. Goth
                                       John W. Goth
                                        Director

Date: May 9, 2000                  By: /s/ Douglas J. Newby
                                       Douglas J. Newby
                                       Director